UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK MUNIYIELD NEW YORK QUALITY FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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BlackRock Advisors, LLC provided the following statements to members of the press:

“It is very misleading to say that non-votes count as votes for BlackRock nominees. For any dissident investor to propose significant changes to the Board, these funds simply require that most shareholders vote affirmatively in favor.”

“BlackRock’s closed-end funds welcome constructive engagement with thoughtful shareholders who act in good faith with the shared goal of enhancing long-term value for all. BlackRock has taken numerous actions over the years, including discount management programs and mergers, to improve returns of our closed-end funds where we felt these actions were in the best interest of shareholders.”

“BlackRock has always acted in accordance with all applicable laws with respect to providing access to our shareholder’s personal information. We have never blocked Saba’s access to shareholders.”